COMPOSITE TECHNOLOGY CORPORATION
STOCK OPTION GRANT NOTICE
2008 STOCK INCENTIVE PLAN

Composite Technology Corporation (“Company”), pursuant to its 2008 Stock Option (“Plan”) and the 2008 Stock Option Plan Stock Option Agreement (“Master Agreement”) previously entered into by the parties, hereby grants to the “Optionholder” identified below an option to purchase the number of shares of the Company’s common stock (“Shares”) set forth below.  This option is subject to all of the terms and conditions set forth in this Stock Option Grant Notice (the “Grant Notice”), the Master Agreement and the Plan, all of which are incorporated herein in their entirety.  Any capitalized terms not defined herein shall have the meaning provided to such terms in the Plan.

Optionholder:	Dennis Clarke Carey
Option Grant #:	***
Date of Grant (Vesting Start Date):	September 8, 2010
Number of Shares Subject to Option:	500,000
Exercise Price (Per Share):	US $ 0.35
Total Exercise Price:	US $ 175,000.00
Expiration Date:	September 8, 2020

Type of Grant [check one]:    ☐  Incentive Stock Option1    ☒ Nonstatutory Stock Option

Vesting Schedule:

Portion Vesting	# of whole Months since vesting start date	% of Option Grant Vesting	Accumulated % of Option Grant vesting
1st Portion	3	8.3%	8.3%
2nd Portion	6	8.3%	16.6%
3rd Portion	9	8.3%	24.9%
4th Portion	12	8.3%	33.2%
5th Portion	15	8.3%	41.5%
6th Portion	18	8.3%	49.8%
7th Portion	21	8.3%	58.1%
8th Portion	24	8.3%	66.4%
9th Portion	27	8.3%	74.7%
10th Portion	30	8.3%	83%
11th Portion	33	8.3%	91.3%
12th Portion	36	8.7%	100%

Payment:	By cash or check
Same day sale program (if permitted by the Board)
Tender of Common Stock (if permitted by the Board)

Additional Terms/Acknowledgements:  The undersigned Optionholder acknowledges receipt of, and understands and agrees that his or her Option is subject to this Grant Notice, the Master Agreement and the Plan.  Optionholder further acknowledges that as of the Date of Grant, this Grant Notice, the Master Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of Shares covered by this Grant Notice and supersedes all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionholder under the 2002 Stock Incentive Plan, and (ii) the agreements, if any, listed below.  To the extent that this Grant Notice varies the terms of the Master Agreement, this Grant Notice will prevail only with respect to Options granted pursuant to this Grant Notice.
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1   If this is an incentive stock option, it (plus Optionholder’s other outstanding incentive stock options) cannot be first exercisable for more than US $100,000 in any calendar year.  Any excess over US $100,000 is a non-statutory stock option.

COMPOSITE TECHNOLOGY CORPORATION		OPTIONEE:

By:	Benton H Wilcoxon	By:	Dennis Clarke Carey

Title:	Chief Executive Officer
Date:	___________________, 2010	Date:	___________________, 2010

By his or her signature below, the spouse of the Optionee acknowledges that he or she has read the Agreement and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of said Agreement.

Spouse of Optionee (if applicable)	By:

	Date:	___________________, 2010

*** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.